CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to all references made to us in the Post-Effective Amendment No. 4 to Kinetics Mutual Funds Inc.'s Registration Statement (File No. 811-09303) on Form N-1A.


/s/ McCurdy & Associates CPA's, Inc.
McCurdy & Associates CPA's, Inc.
April 28, 2000